UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material under §240.14a-12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
516-593-7000

April 30, 2012

Dear Stockholder:

On behalf of the Board of Directors of BioSpecifics Technologies Corp. (the “Company”), I invite you to attend our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The 2012 Annual Meeting will be held on Friday, June 15, 2012, at 11:00 a.m., Eastern Daylight Time at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022.

The matters to be voted upon at the 2012 Annual Meeting are listed in the Notice of the 2012 Annual Meeting, and more fully described in the Proxy Statement, accompanying this letter.

At the 2012 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities and meet the directors of the Company.

We know that many of our Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) will be unable to attend the 2012 Annual Meeting in person. We, therefore, are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2012 Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your Proxy Card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the time it is voted at the 2012 Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2012 Annual Meeting.

If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

BIOSPECIFICS TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2012

To the Stockholders of BIOSPECIFICS TECHNOLOGIES CORP.:

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), will be held on Friday, June 15, 2012, at 11:00 a.m., Eastern Daylight Time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 for the following purposes:

1.	To elect two persons to the Board of Directors of the Company, each to serve as specified in the attached Proxy Statement or until such person resigns, is removed, or otherwise leaves office;

2.	To ratify the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year; and

3.	To transact such other business as may properly come before the 2012 Annual Meeting or any adjournment thereof.

Only the Company’s stockholders of record at the close of business on April 27, 2012 are entitled to this notice (this “Notice”) and to vote at the 2012 Annual Meeting and any adjournment thereof.

A Proxy Statement more fully describing the matters to be considered at the 2012 Annual Meeting is attached to this Notice. Copies of our 2011 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning the accompanying Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If your shares are not registered in your own name and you would like to attend the meeting, please ask the bank, broker or other institution that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

By Order of the Board of Directors,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

April 30, 2012

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting
The Notice, Proxy Statement, Proxy Card and our 2011 Annual Report on Form 10-K are available at http://otccorporatetransferservice.com/proxy_docs.

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563

__________

PROXY STATEMENT
 __________

This Proxy Statement (the “Proxy Statement”) and the accompanying Proxy Card (the “Proxy Card”) are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company,” “BioSpecifics” or “we”), for the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The 2012 Annual Meeting will be held at 11:00 a.m., Eastern Daylight Time, on Friday, June 15, 2012, and at any adjournment thereof, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York, 10022.

The approximate date on which the Proxy Statement and Proxy Card are intended to be sent or given to the Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) is April 30, 2012.

The purposes of the 2012 Annual Meeting are to seek Stockholder approval of the following two proposals:

(i)	electing two directors to the Board; and

(ii)	ratifying the selection of the Company’s independent registered public accounting firm for the 2012 fiscal year.

Who May Vote

Stockholders of record of our common stock (the “Common Stock”) as of the close of business on April 27, 2012 (the “Record Date”) are entitled to notice and to vote at the 2012 Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 6,347,297 shares of Common Stock. We have no other securities entitled to vote at the meeting.

A list of Stockholders entitled to vote at the 2012 Annual Meeting will be available at the 2012 Annual Meeting and will also be available for ten (10) days prior to the 2012 Annual Meeting, during regular office hours, at the executive offices of the Company, located at 35 Wilbur Street, Lynbrook, New York, 11563, by contacting the President of the Company.

The presence at the 2012 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the 2012 Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present. Broker non-votes will also be counted for purposes of establishing a quorum.

Voting Your Proxy

You may vote by completing and signing the Proxy Card and mailing it in the enclosed postage-paid envelope.

Complete instructions are included on the Proxy Card. If your shares are held through a bank, broker or other institution, you should refer to information forwarded to you by such holder of record for your voting options. If your shares are registered in the name of a bank, broker or other institution, you may be eligible to vote your shares electronically over the Internet or by telephone. If your voting form does not reference Internet or telephone voting information, please complete and return the accompanying paper Proxy Card in the enclosed, self-addressed, postage-paid envelope.

The shares represented by any proxy duly given will be voted at the 2012 Annual Meeting in accordance with the instructions of the Stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR the ratification of the selection of the Company’s independent registered public accounting firm for the 2012 fiscal year. In addition, if any other matters come before the 2012 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Directors are elected by a plurality of votes cast by Stockholders entitled to vote at the meeting. The affirmative vote of a majority of the shares cast at the 2012 Annual Meeting is required in respect of the other matters to be voted upon at the 2012 Annual Meeting.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Company’s President at the address of our principal office set forth above, or your attendance and voting in person at the 2012 Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the 2012 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2012 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2012 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2012 Annual Meeting, to sign and return the Proxy Card in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by phone through agents of the Company, or the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, facsimile or mail. The Company plans to utilize MacKenzie Partners, Inc. to solicit proxies and the estimated cost for such solicitation services are not anticipated to exceed $25,000. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2011 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”), the “2011 Annual Report”) and the Proxy Statement will be delivered to an address where two or more Stockholders reside unless we have received contrary instructions from a Stockholder residing at such address. A separate Proxy Card will be delivered to each Stockholder at the shared address.

If you are a Stockholder who lives at a shared address and you would like additional copies of the 2011 Annual Report, the Proxy Statement, or any future annual reports or proxy statements, please contact Thomas L. Wegman, President, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.

Directors and Executive Officers

Set forth below are the names of our current directors and officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

THOMAS L. WEGMAN. Mr. Wegman, age 57, has served as an officer of the Company for more than 15 years. He is our current President and has served as our President since October 17, 2005. Prior to such appointment, he served as the Executive Vice President of the Company. Effective in 1994, Mr. Wegman became a director on the Board of the Company and has served as such since that time. He has over 30 years of experience in the bio-pharmaceutical industry that encompasses managing company operations and drug development, licensing, and registration. From 1978 thru 1983, Mr. Wegman managed the production, marketing and foreign registration activities related to an avian vaccine business. Mr. Wegman has been instrumental in licensing technologies from universities for use by the Company. He is the author of a number of U.S. and foreign patents in the life sciences field. Mr. Wegman received his B.A. from Boston University in 1977. Mr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman, who passed away on February 16, 2007. Mr. Wegman is the brother of Dr. Mark Wegman and the stepson of Toby Wegman, both of whom are currently directors of the Company. Mr. Wegman is nominated for re-election at the 2012 Annual Meeting.

HENRY MORGAN. Mr. Morgan, age 91, is currently a director on the Board and has served as a director of the Company since 1990, with the exception of a few interim months. He has been a practicing attorney for more than 50 years. Prior to his work as an attorney, he was employed in the insurance industry as an auditor and agent. His law practice is in the defense of corporations and individuals for claims asserted against them that allege professional errors and omissions, defective products, insurance coverage issues and employment related disputes. Mr. Morgan is a member of the Essex County, New Jersey State and American Bar Associations, the International Association of Defense Counsel and the Defense Research Institute. He received his B.A. and J.D. degrees from Rutgers, The State University of New Jersey.

DR. PAUL GITMAN. Dr. Gitman, age 71, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine and the American Board of Quality Assurance and Utilization Review. Following 25 years in private medical practice he joined the fulltime faculty of Long Island Jewish Medical Center where he was Medical Director and later Vice President of Medical Affairs for the North Shore Long Island Jewish Health System until 2009. Dr. Gitman is currently an Associate Professor of Medicine at Albert Einstein College of Medicine as well as the Chairman of the Medical Society of the State of New York’s Committee for Physician’s Health. He has served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces. He is past President of both the New York Chapter of the American College of Physicians and the Medical Society of the County of Queens. Dr. Gitman received his medical degree from Boston University School of Medicine. Dr. Gitman is nominated for re-election at the 2012 Annual Meeting.

MICHAEL SCHAMROTH. Mr. Schamroth, age 72, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for over 40 years. As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club. In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002. He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988. He received his B.S. in Business from Miami University, Oxford, Ohio.

TOBY WEGMAN. Ms. Wegman, age 77, is currently a director on the Board and has served as a director of the Company since June 25, 2007. Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women’s apparel business and prior to that managed a women’s retail clothing operation. She had also been actively involved in the management of Edwin H. Wegman’s business interests and finances for many years. Ms. Wegman is the stepmother of Thomas L. Wegman and Dr. Mark Wegman, both of whom are currently directors of the Company. Ms. Wegman is a member of the Lion of Judah, and a lifetime member of both the National Council of Jewish Women and HADASSAH.

DR. MARK WEGMAN. Dr. Wegman, age 62, is currently a director on the Board and has served as a director of the Company since June 25, 2007. He joined International Business Machines (“IBM”) in 1975 where Dr. Wegman is currently Chief Scientist Software Technology with world wide responsibilities in IBM’s Research laboratories. Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award. He is an IBM Fellow, which is IBM’s highest technical honor, and a Fellow of the ACM and the IEEE. He is also a member of the National Academy of Engineering. Dr. Wegman is the author of over 30 publications in the field of Computer Science. Dr. Wegman received his doctorate in Computer Science from the University of California at Berkeley. Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman. Dr. Wegman is the brother of Thomas L. Wegman, a current director and President of the Company, and the stepson of Toby Wegman, a current director of the Company.

DR. MATTHEW GELLER. Dr. Geller, age 63, is currently a director on the Board and has served as a director of the Company since September 23, 2008. Dr. Geller also currently serves as president of Geller Biopharm Inc., where he specializes in licensing transactions and advisory relationships. In addition, he is a registered representative with Geller Biopharm, a Healthcare Investment Banking Division of Financial West Group, where he focuses on the execution of merger and acquisition transactions and financial raises. From 2006 to 2008, Dr. Geller served as the head of healthcare banking at Rodman and Renshaw, during which period the group that he managed was consistently ranked #1 on the Street for PIPES and registered direct financial raises for healthcare companies. From 1994 to 2005, Dr. Geller was a managing Director and Senior Biotechnology analyst at Oppenheimer and CIBC World Markets. In connection with these positions, Dr. Geller was named one of the best stock-pickers in biotechnology in the Wall Street Journal’s Best on the Street Analysts Survey, was selected by Institutional Investor magazine as a member of its All-Star Home-Run hitters research team and has been a member of the publication’s All-America Research team. Also, he consistently had the #1 rating for client service. Dr. Geller is often quoted in industry and general press, including the Wall Street Journal and the New York Times, and has made frequent television appearances on CNBC, Bloomberg television and CNN. He has served as a consultant to venture capital firms, biotech companies and portfolio managers and analysts. Dr. Geller has also served as a professor at the University of California, Berkeley, Duke University and the University of Michigan, Ann Arbor. Dr. Geller earned his bachelors degree with advanced standing in mathematics from Yale University in 1969, his master’s degree in mathematics from the University of California, San Diego in 1971, and his Ph.D. in computer science from the University of California, Berkeley in 1974.

GEORGE GOULD. Mr. Gould, age 74, is currently a director on the Board and has served as a director of the Company since December 6, 2011. Mr. Gould is a practicing attorney and currently serves as a Principal of George M. Gould, LLC and of counsel to Gibbons PC, where he specializes in biotechnology and pharmaceutical licensing and patent law. He has over 40 years of experience in licensing with large pharmaceutical as well as start-up biotech companies. Mr. Gould was employed at Hoffmann-La Roche Inc. from 1968 to 1996, and at the time of his retirement from the company in 1996, he was serving as Vice President of Licensing and Corporate Development and Chief Patent Counsel. Prior to joining Hoffmann-La Roche, he was a Senior Patent Attorney at Esso Research & Engineering Co. for 6 years and worked as an organic chemist at Merck & Co., Inc. for 3 years. He has also served as an adjunct professor at Seton Hall University School of Law and as a lecturer at Rutgers University School of Business. In addition, Mr. Gould has extensive experience acting as an expert witness in patent cases. Mr. Gould has previously served as a member of the Board of Tapestry Pharmaceuticals, the Board of Supratek Pharma Inc., the Board of AngioGenex Inc., and the Board of Protein Design Labs, Inc. He earned his bachelors degree in organic chemistry at The Johns Hopkins University in 1958 and conducted his graduate studies in chemistry at New York University from 1958 to 1960. Mr. Gould received his J.D. from Columbia University School of Law in 1963 and his L.L.M. from New York University School of Law in 1973.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Common Stock beneficially owned as of the close of business on the Record Date, April 27, 2012, by (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 27, 2012 are considered outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

Name and Address of	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned

5% or Greater Stockholders:

Edwin H. Wegman Marital Trust Co-trustee Toby Wegman Co-trustee Thomas L. Wegman 35 Wilbur Street Lynbrook, NY 11563	1,005,179 (2)	15.84% (1)

BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,092,038 (3)	17.20% (1)

Name and Address of	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned

Jeffrey K. Vogel 1 Meadow Drive Lawrence, NY 11559	515,867 (4)	8.13% (1)

Duke University The Duke Endowment Employee’s Retirement Plan of Duke University Gothic HSP DUMAC, LLC Blackwell Partners, LLC c/o DUMAC, LLC 406 Blackwell Street, Suite 300 Durham, NC 27701	327,664 (5)	5.16% (1)

Ayer Capital Management, LP 230 California Suite 600 San Francisco, CA 94111	335,222 (6)	5.28% (1)

Directors and Named Executive Officers

Thomas L. Wegman, President and Director 35 Wilbur Street Lynbrook, NY 11563	1,463,679 (8)	20.66% (7)

Toby Wegman, Director 35 Wilbur Street Lynbrook, NY 11563	1,035,179 (9)	14.61% (7)

Dr. Paul Gitman, Director 35 Wilbur Street Lynbrook, NY 11563	200,425 (10)	2.83% (7)

Henry Morgan, Director 35 Wilbur Street Lynbrook, NY 11563	196,193 (11)	2.77% (7)

Michael Schamroth, Director 35 Wilbur Street Lynbrook, NY 11563	129,000 (12)	1.82% (7)

Dr. Mark Wegman, Director 35 Wilbur Street Lynbrook, NY 11563	95,272 (13)	1.34% (7)

Name and Address of	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned

Dr. Matthew Geller, Director 35 Wilbur Street Lynbrook, NY 11563	15,000 (14)	0.21% (7)

George Gould, Director 35 Wilbur Street Lynbrook, NY 11563	0	0%

All Executive Officers and Directors as a Group (8 persons)	2,129,569 (15)	30.06% (7)

(1)	Based on 6,347,297 shares of Common Stock outstanding as of April 27, 2012 pursuant to Rule 13d- 3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)

The shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust are included in the number disclosed in this chart for Toby Wegman and Thomas L. Wegman, the co-trustees of the Edwin H. Wegman Marital Trust. As disclosed in their respective footnotes, the shares of Common Stock owned by the Edwin H. Wegman Marital Trust are indirectly held by each of the co-executors.

(3)	The foregoing information is based on the reporting person’s filings with the SEC.

(4)	The foregoing information is based on the reporting person’s 5% Stockholder questionnaire provided to the Company.

(5)

Includes 327,644 shares of Common Stock held by Blackwell Partners LLC (“Blackwell”). Blackwell is a Georgia limited liability company through which Duke University, Employees’ Retirement Plan of Duke University, Gothic HSP and the Duke Endowment make certain of their segregated account investments, and each of them, along with Blackwell, receives investment management services from DUMAC, LLC. Duke University owns approximately 52.7% of the membership interests of Blackwell through its wholly-owned subsidiary Gothic Corporation. The Duke Endowment owns approximately 23.5% of the membership interests of Blackwell. Employees' Retirement Plan of Duke University owns approximately 7.2% of the membership interests of Blackwell. Gothic HSP owns approximately 16.6% of the membership interests of Blackwell. The foregoing information is based on the reporting person’s Section 16 filings with the SEC.

(6)	The foregoing information is based on the reporting person’s Section 16 filings with the SEC.

(7)

Based on (x) 6,347,297 shares of Common Stock outstanding as of April 27, 2012, plus (y) 737,425 shares of Common Stock issuable upon exercise of outstanding options held by all of the Executive Officers and Directors that are currently exercisable or exercisable within 60 days of April 27, 2012.

(8)

Includes (i) 270,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012, (ii) 8,778 shares of Common Stock held jointly by Tom Wegman and his wife, (iii) indirect ownership of 16,078 shares of Common Stock jointly held by Thomas L. Wegman's sons and (iv) indirect ownership of 1,005,179 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust. Thomas L. Wegman is the son of Edwin H. Wegman, the brother of Dr. Mark Wegman and stepson to Toby Wegman. He is also the co- executor of the Edwin H. Wegman Marital Trust.

(9)

Includes (i) 15,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012 and (ii) indirect ownership of 1,005,179 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust. Toby Wegman is the widow of Edwin H. Wegman and the stepmother of Dr. Mark Wegman and Thomas L. Wegman. She is also the co-executor of the Edwin H. Wegman Marital Trust.

(10)	Includes 134,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012.

(11)	Includes 164,425 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012.

(12)	Includes 109,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012.

(13)

Includes (i) 30,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012 and (ii) 61,372 shares of Common Stock held jointly by Dr. Mark Wegman and his wife.

(14)	Includes 15,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 27, 2012.

(15)

For purposes of clarification, each of the 1,005,179 shares of Common Stock owned by the Edwin H. Wegman Marital Trust (and indirectly owned by Toby Wegman and Thomas L. Wegman, the co-executors of the Edwin H. Wegman Marital Trust) have only been counted one time in calculating the number of shares of Common Stock beneficially owned by all officers and directors.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board does not have a Chairman. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and Chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with the Company’s management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting the Company at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of the Company’s management.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management, regularly review the Company’s strategic plan which includes, among other things, the various business, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, the Board, in the Company’s Corporate Governance Guidelines, dated December 3, 2009, is charged with assessing major risks facing the Company and reviewing options to mitigate such risks.

Additionally, the Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). For example, the Audit Committee, in accordance with the Amended and Restated Audit Committee Charter, adopted on December 4, 2006 and revised on June 17, 2009 and December 3, 2009, respectively (the “Audit Committee Charter”), and whose activities are more fully described below, is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the Nominating and Corporate Governance Committee, pursuant to the Nominating and Corporate Governance Charter adopted April 7, 2008 and revised June 17, 2009 (the “Nominating and Corporate Governance Committee Charter”) and whose activities are more fully described below, is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee, in accordance with the Compensation Committee Charter adopted on December 4, 2006 and revised on June 17, 2009 (the “Compensation Committee Charter”) and whose activities are more fully described below, considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees. The Intellectual Property Committee, in accordance with the Intellectual Property Committee Charter adopted on March 2, 2010 (the “IP Committee Charter”), considers risks related to the Company’s intellectual property strategy, which includes, among other things, the Company’s intellectual property development, maintenance, licensing, litigation, prosecution and protection strategies. All Committees are required, pursuant to their respective Charters, to regularly report to the Board.

Board Meetings

The Board met eleven times and acted by unanimous written consent on three occasions during the calendar year ended December 31, 2011. All Board members serving on the Board at such time attended our 2011 Annual Meeting held on June 13, 2011.

Committees and Committee Meetings

As noted above, the Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Intellectual Property Committee. The members of each Committee are appointed by our Board. From time to time, the Board may establish other committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is comprised of four of our independent directors, Dr. Paul Gitman, Henry Morgan, Michael Schamroth and Dr. Matthew Geller. Dr. Gitman serves as the Chair of the Audit Committee and Dr. Geller serves as the Audit Committee Financial Expert. Our Board has determined that each of Drs. Gitman and Geller and Messrs. Morgan and Schamroth is independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) as adopted by The NASDAQ Stock Market LLC (“Nasdaq”) as well as the enhanced independence standards contained in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, that relate specifically to members of audit committees. Dr. Geller is not a nominee for re-election to our Board and his term will expire at the 2012 Annual Meeting. At such time, the Audit Committee will no longer have an “audit committee financial expert” within the meaning of the SEC’s rules and regulations. The Board has determined, however, that nominating an “audit committee financial expert” is not required at this time because the remaining members of the Audit Committee are collectively capable of discharging the Audit Committee’s duties and responsibilities in accordance with applicable law. The Board has also determined that one or more of the remaining members of the Audit Committee have the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A).

As noted above, the Audit Committee is governed by the Audit Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include: selecting our independent registered public accounting firm, reviewing with the Company’s independent auditors the results of their audits, reviewing with the independent accountants and management our financial reporting and operating controls and the scope of audits, reviewing our budgets and making recommendations concerning our financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards and reviewing matters relating to the relationship between the Company and our auditors, including the selection of and engagement fee for the independent registered public accounting firm.

The Audit Committee met six times during 2011.

Compensation Committee

The Compensation Committee is comprised of three of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Morgan serves as the Chair of the Compensation Committee. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include: reviewing and recommending approval of the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers, overseeing the evaluation of the Company’s senior executives, reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, and administering our stock option plans. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

The Compensation Committee met three times during 2011.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of four of our independent directors, Michael Schamroth, Dr. Paul Gitman, Henry Morgan and Dr. Matthew Geller. Mr. Schamroth serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include: identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of Stockholders, recommending to the Board nominees for each committee of the Board, developing and recommending to the Board corporate governance principles applicable to the Company and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee may receive from Stockholders and others recommendations for nominees for election to the Board and recommend to the Board candidates for Board membership for consideration by the Stockholders at the annual meeting of Stockholders and candidates for election to the Board at intervals between annual meetings. In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability.

The Nominating and Corporate Governance Committee met four times and acted by unanimous written consent on one occasion during 2011.

Family Relationships

Edwin H. Wegman, our former Chairman and CEO, was (i) the father of Thomas L. Wegman, a current director and our current President, (ii) the father of Dr. Mark Wegman, a current director, and (iii) the husband of Toby Wegman, a current director.

Code of Business Conduct and Ethics

The Company’s Amended and Restated Code of Business Conduct and Ethics (“Code of Ethics”) applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors. A copy of our Code of Ethics is available on our website at www.biospecifics.com under “Investors—Corporate Governance.” We intend to post on our website disclosures that are required by applicable law, SEC rules or Nasdaq listing standards concerning any amendment to, or waiver from, our Code of Ethics.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the fiscal year ended December 31, 2011, we have determined that our executive officers and directors filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, except that Mr. Thomas L. Wegman, Dr. Paul Gitman and Dr. Matthew Geller were each one day late in filing one transaction on Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In furtherance of its risk oversight responsibilities, the Audit Committee, pursuant to the Audit Committee Charter, reviews and either approves or disapproves all related persons transactions.

Lease Agreement with Wilbur St. Corp.

The Company and its subsidiary, Advance-Biofactures Corp. (collectively, the “Tenant”), on the one-hand, and Wilbur St. Corp. (“WSC”), on the other hand, entered into a Lease Modification Agreement dated as of June 22, 2009 and effective as of June 24, 2009 (the “LMA”). Pursuant to the LMA, the Tenant and WSC ratified prior lease agreements between the parties, subject to the modifications set forth in the LMA (collectively, the “Lease Agreement”), including, but not limited to, the reduction in the annual rental price of the premises located at 35 Wilbur Street, Lynbrook, NY 11563 (the “Premises”) from $150,000 to $135,000 per year, plus real estate taxes and utilities, effective as of the LMA effective date until the expiration of the Lease Agreement on June 30, 2010. Since June 30, 2010, we have been leasing the space from WSC on a month-to-month basis on the same economic terms as set forth in the LMA. On February 28, 2011, we notified WSC of our termination of the lease effective March 31, 2011, but continued to hold over in the Premises pending the closing of the sale described below.

On April 14, 2011, WSC entered into an agreement to sell the Premises to an unrelated third party named 35 Wilbur Street Associates, LLC. In October 2011, this agreement was terminated, and the sale did not occur. We are currently evaluating our options with respect to remaining in or leaving the Premises. Until that evaluation is complete, we will continue to hold over in the Premises on a month-to-month basis.

Until the death of Edwin H. Wegman, our former Chairman and CEO, The S.J. Wegman Company owned WSC, which has leased to us the Premises as a manufacturing facility and administrative headquarters for over 30 years. Edwin H. Wegman was the President of WSC and the sole general partner of The S.J. Wegman Company, a limited partnership. Upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved. His death had no effect on the legal existence of WSC. It is our understanding that WSC is currently owned by the Edwin H. Wegman Marital Trust. Thomas L. Wegman is a member of the Board, the Company’s President, the senior most officer of WSC, the son of Edwin H. Wegman and a co-trustee of the Edwin H. Wegman Marital Trust. Toby Wegman is the widow of Edwin H. Wegman, a member of the Board and a co-trustee of the Edwin H. Wegman Marital Trust. Dr. Mark Wegman is the son of Edwin H. Wegman and a member of the Board.

Consulting Agreement with a Member of the Board

The Company has entered into a one-year consulting agreement (the “Consulting Agreement”) with Dr. Matthew Geller and Geller Biopharm, Inc. (“Geller Biopharm”), a consulting company for which Dr. Geller serves as President. In consideration for the strategic consulting services to be provided under the Consulting Agreement, the Company has agreed to pay Geller Biopharm a quarterly consulting fee in the amount of $30,000, payable in advance each quarter, for a total of $120,000 over the term of the Consulting Agreement. The Consulting Agreement will become effective on July 1, 2012. Dr. Geller’s current term on the Board will expire on June 15, 2012, at which time Dr. Geller will cease to be a director of the Company.

Board Determination of Director Independence

Our securities are listed on the Nasdaq Global Market and we use the standards of “independence” prescribed by rules set forth by Nasdaq. We have determined that our directors, Henry Morgan, Dr. Paul Gitman, Michael Schamroth, Dr. Matthew Geller and George Gould, four of whom serve as the sole members of our Audit and Nominating and Corporate Governance Committees (Henry Morgan, Dr. Paul Gitman, Michael Schamroth and Dr. Matthew Geller), and three of whom (Henry Morgan, Dr. Paul Gitman and Michael Schamroth) serve as the sole members of the Compensation Committee, qualify as “independent” under the Nasdaq rules but that our remaining three directors, Thomas L. Wegman, Toby Wegman and Dr. Mark Wegman, do not qualify as “independent” under such rules. The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The Nasdaq independence definition includes a requirement that the Board also review the relationship of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Tabriztchi & Co., CPA, P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed the audited financial statements of Tabriztchi & Co., CPA, P.C. as of and for the year ended December 31, 2011 with the Company’s management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with Tabriztchi & Co., CPA, P.C. and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. Finally, in accordance with the Sarbanes Oxley Act of 2002, Section 404, the Audit Committee received a positive attestation and report from Tabriztchi & Co., CPA, P.C. regarding the Company’s internal financial reporting controls.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

/s/ The Audit Committee

Dr. Paul Gitman
Henry Morgan
Michael Schamroth
Dr. Matthew Geller

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management, and based upon such discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

/s/ The Compensation Committee

Henry Morgan, Chairman
Dr. Paul Gitman
Michael Schamroth

Compensation Discussion and Analysis

This section discusses the principles and policies underlying our executive compensation program for our named executive officer, Thomas L. Wegman. The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves, or makes recommendations to the Board with respect to, all compensation decisions relating to our named executive officers.

Objectives of the Company’s Executive Compensation Programs

As determined by the Compensation Committee, the Company’s compensation programs for its executive officers are designed to achieve the following objectives:

  motivate our executive officers to achieve the Company’s annual and long-term corporate objectives and strategies;
  provide compensation opportunities that are competitive with similarly sized biotechnology companies;
  align executive interests with those of our stockholders; and
  attract and retain talented executives.

Elements of Executive Compensation

The Company’s executive compensation packages focus of the following three elements:

  base salary;
  termination and change of control payments; and
  performance based stock incentives.

The Compensation Committee determines, in its sole discretion, the appropriate components of the compensation packages. Executive Compensation may increase or decrease year-to-year based upon, among other things, an executive’s annual performance or changes in an executive’s responsibilities.

Base Salary. Mr. Wegman’s base salary is based upon a number of factors including his seniority, scope of responsibilities, individual performance, his contributions to the Company and the Company’s overall financial and stock price performance. The Compensation Committee annually reviews Mr. Wegman’s base salary and may recommend to the Board adjustments to his base salary after considering his responsibilities, performance and contributions to the Company and the Company’s performance.

Employment Agreements; Termination and Change of Control Payments.

On August 5, 2008, the Company entered into an Executive Employment Agreement with Thomas L. Wegman (the “Wegman Employment Agreement”). The Wegman Employment Agreement superseded the Change of Control Agreement dated June 18, 2007 between the Company and Mr. Wegman. Under the Wegman Employment Agreement, Mr. Wegman will serve as the President and Principal Executive Officer of the Company for a two year period commencing on August 5, 2008. Upon the expiration of the initial two year term, the Wegman Employment Agreement will run for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then current term upon 90 days prior notice of the termination to the other party. Initially, the Wegman Employment Agreement provided that Mr. Wegman would earn a base salary equal to $250,000 per year and receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. On June 17, 2009, however, the Company’s Compensation Committee unanimously recommended to the Board, and the Board approved and declared effective, an increase in Mr. Wegman’s base salary from $250,000 to $300,000 per year. Under the Wegman Employment Agreement, Mr. Wegman will also be eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee. However, on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants.

Pursuant to the terms of the Wegman Employment Agreement, if the Company terminates Mr. Wegman’s employment without Cause (defined below) or Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to (a) the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five (5) years prior to the time of such termination, multiplied by (b) three (3), payable not later than thirty (30) days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for eighteen (18) months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of Common Stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination (excluding options that would vest, if at all, upon the attainment of performance goals or any criteria other than the passage of time or continued performance of services by Mr. Wegman); and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of Common Stock that are subject to restrictions on transfer issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

If Mr. Wegman’s employment with the Company terminates voluntarily without Cause by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.

Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired. In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12 month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (A) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (B) a fraction, the numerator of which is (1) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (2) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr. Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period.

Under the Wegman Employment Agreement:

“Cause” means (i) a willful failure to carry out a proper directive of the Board, (ii) a willful act of gross misconduct that injures the Company, (iii) a material breach of the Agreement, (iv) a material breach of the Secrecy Agreement dated January 11, 2007 by and between Mr. Wegman and the Company (the “Secrecy Agreement”), (v) a willful material violation of federal or state laws which materially injures the Company, or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

A termination by Mr. Wegman for “Good Reason,” means a termination within two years or less following (i) a material reduction in his base salary; (ii) a material reduction in his authority, duties, or responsibilities; (iii) a material reduction in his superior’s authority, duties, or responsibilities; (iv) a material reduction in the budget over which he has authority; (v) a material change in the geographic location where he must perform services; or (vi) a material breach by the Company of the Agreement.

“Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement; (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company); (iii) Mr. Wegman’s hiring, directly or indirectly, any individual who was an employee or consultant of the Company within the six (6) month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company; or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six (6) month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

A copy of the Wegman Employment Agreement was filed on Form 8-K with the SEC on August 8, 2008. The foregoing descriptions of the Wegman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Performance Based Stock Incentives. Historically, stock option awards were the Company’s primary incentive provided to, among others, its executive management. However, in an effort to increase stockholder value, the Company decided on June 17, 2010, that absent special circumstances, the Company will not grant any new options to, among others, its executive management. In accordance with this determination, the Board, upon the recommendation of the Compensation Committee, revised the Company’s compensation policy to provide cash, rather than equity, incentives to its executive management. Notwithstanding the policy revision, the Board may, upon the occurrence of special circumstances as determined by the Board in its sole discretion, award qualified incentive stock options or non-qualified stock options in accordance with the Company’s 2001 Stock Option Plan.

Other Executive Compensation Policies

Tax and Accounting Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934, as amended. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures the performance-based portion of any executive compensation package to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company. However, the Compensation Committee may recommend to the Board compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters. Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans. The Company designs and administers our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officer, to keep them either exempt from or in compliance with the requirements of Section 409A. Under the Wegman Employment Agreement, any provision which causes Mr. Wegman’s payments or benefits to be paid thereunder to fail to comply with Section 409A of the Internal Revenue Code are deemed to be null and void.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Under the Wegman Employment Agreement, however, the amount of any excess parachute payments shall be reduced to the extent necessary so that no portion of the total benefits to be received by Mr. Wegman is subject to the excise tax.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, retirement plans or any post-retirement healthcare plans.

Perquisites and Other Benefits. The perquisites received by Mr. Wegman are limited to a car allowance, vacation and reimbursement for reasonable out-of-pocket expenses incurred by Mr. Wegman in connection with the performance of his duties.

Role of Executive Officers in Determining Executive Compensation. The Compensation Committee recommends all compensation decisions related to Mr. Wegman to the Board for its approval. Such recommendations are prepared by the Compensation Committee without any input from Mr. Wegman.

Stock Ownership Requirements and Hedging Policies. Currently, the Company does not have any formal stock ownership requirements or any specific hedging policies related to stock ownership.

Benefits. Mr. Wegman is entitled to participate in the employee benefit plans maintained by the Company, including the Company’s health and dental insurance plans and its 401(k) plan.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices. Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation. Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officer for the three fiscal years ended December 31, 2011, 2010 and 2009.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer (1)	2011	300,000	-	-	-	2,533(2)	302,533
	2010	300,000	-	-	-	2,755 (2)	302,755
	2009	277,083(3)	-	-	-	2,538(2)	279,620

(1)	Thomas L. Wegman also serves as the President of the Company’s wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2)	Includes the cost of the vehicle leased by the Company for use by Thomas L. Wegman.

(3)

Includes (i) $114,583 paid by the Company to Thomas L. Wegman pursuant to the Wegman Employment Agreement prior to June 17, 2009, and (ii) $162,500 paid by the Company to Thomas L. Wegman pursuant to the Wegman Employment Agreement from and after June 17, 2009.

GRANTS OF PLAN-BASED AWARDS

Mr. Thomas L. Wegman did not receive any awards pursuant to a Company incentive plan during the fiscal year ended December 31, 2011.

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

Narrative Disclosure to Summary Compensation Table

Thomas L. Wegman

On September 6, 2006, as an incentive for attaining certain goals for the Company, the non-employee members of the Board granted to Thomas L. Wegman non-qualified stock options to acquire 100,000 shares of common stock of the Company at an exercise price equal to $0.83 per share (100% of the closing sales price of the common stock on the grant date) and expiring ten years from the vesting date. The options are to vest in two installments if the Company achieves certain objectives set by the Board.

On October 24, 2007, upon the Company becoming current in its SEC filings, 50,000 of the 100,000 non-qualified stock options granted to Thomas L. Wegman on September 6, 2006 vested. On April 1, 2010, upon the fulfillment by the Company of certain goals, the remaining 50,000 of the 100,000 non-qualified stock options granted to Mr. Thomas L. Wegman on September 6, 2006 vested.

On August 5, 2008, the Board awarded contingent options to purchase 50,000 shares of Common Stock to Thomas L. Wegman at an exercise price of $21.00 per share (100% of the closing sales price of the Common Stock on the grant date), which shall vest upon the achievement by the Company of certain goals set by the Board. As of the date of the Proxy Statement, none of the 50,000 contingent options have vested.

On August 5, 2008, the Board approved up to $3,000 of reimbursement in legal fees incurred by Thomas L. Wegman in connection with the negotiation of his employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer	45,000	-	-	1.00	09/29/2012
	100,000	-	-	1.00	01/22/2016
	25,000	-	-	.83	09/05/2016
	50,000	-	-	.83	10/23/2017
	50,000	-	50,000	21.00	08/04/2018
	50,000	-	-	.83	04/01/2020

OPTION EXERCISE AND STOCK VESTED

The following table summarizes option exercises by Mr. Thomas L. Wegman during the fiscal year ended 2011 and any vesting of stock held by Mr. Thomas L. Wegman during the fiscal year ended 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer	50,000	$1,198,000	-	-

DIRECTOR COMPENSATION(1)

The following table summarizes the annual compensation paid to our directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Henry Morgan(3)	65,000	-	-	-	-	-	65,000
Dr. Paul Gitman(3)	65,000	-	-	-	-	-	65,000
Michael Schamroth(3)	65,000	-	-	-	-	-	65,000
Dr. Matthew Geller(3)	70,000	-	-	-	-	-	70,000
Dr. Mark Wegman(3)	42,000	-	-	-	-	-	42,000
Toby Wegman(3)	22,000	-	-	-	-	-	22,000
George Gould(4)	4,630		-	-	-	-	4,630

(1)	Thomas L. Wegman serves as our President and received no additional compensation to serve on the Board as a director during 2011.

(2)	Reflects the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee fees.

(3)

As of December 31, 2011, (i) Mr. Morgan had, in the aggregate, options to purchase 164,425 shares of Common Stock, (ii) Dr. Gitman had, in the aggregate, options to purchase 159,000 shares of Common Stock, (iii) Mr. Schamroth had, in the aggregate, options to purchase 109,000 shares of Common Stock, (iv) Dr. Geller had, in the aggregate, options to purchase 15,000 shares of Common Stock, (v) Dr. Mark Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock and (vi) Toby Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock.

(4)	Mr. Gould was appointed to the Board on December 6, 2011.

(5)

Amounts listed in this column reflect the compensation cost recognized for financial statement purposes during 2011 for the stock awards held by the named director calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. The stock-based compensation expense recognized under FASB ASC Topic 718 for the year ended December 31, 2011 was determined using the Black-Scholes option valuation model. Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The following assumptions were used in 2009 for stock options granted in June and September:

	2009
	June	September
Stock Option Plans
Expected life, in years	5.0	5.0
Risk free interest rate	2.71%	2.47%
Volatility	63%	53%
Dividend yield	—	—

Note, however, that on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants. Since such date, the Company has not granted any new options to, among others, its directors.

Narrative Disclosure to Director Compensation Table

Current Director Compensation Arrangements

The Company’s current director compensation policy provides that independent directors receive $45,000 annually for their service on the Board, while non-independent, non-employee directors receive $22,000. Additionally, each non-employee director receives an additional $5,000 to the extent that such non-employee director is a member of a formal or informal Committee of the Board. Non-employee directors who are chairs of such Committees receive an additional $5,000 annually for such service, and the Audit Committee Financial Expert receives an additional $10,000 annually for such service. Additionally, directors are eligible to receive options under the Company’s 2001 Stock Option Plan. However, in an effort to increase stockholder value, the Company announced on June 17, 2010, that absent special circumstances, the Company would no longer grant any new options to, among others, its directors.

Change of Control Agreements for Independent Directors

On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Dr. Paul Gitman, Henry Morgan and Michael Schamroth, and on October 1, 2008, the Company entered into a Change of Control Agreement with its director, Dr. Matthew Geller (each a “Director Change of Control Agreement”). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director’s service on the Board is terminated pursuant to a transaction resulting in a Change of Control, as defined below, then (A) 100% of any options to purchase shares of Common Stock then held by the Director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (B) if, on the date immediately preceding the effective date of such termination, the Director then holds shares of Common Stock that are subject to restrictions on transfer issued to the Director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Director Change of Control Agreements, a “Change of Control” means the occurrence of any one of the following:

  the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

  a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

  a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or

  the sale of all or substantially all of the Company’s assets or business.

A copy of the Director Change of Control Agreement entered into by directors Dr. Paul Gitman, Henry Morgan and Michael Schamroth was filed with the SEC on June 22, 2007 as an exhibit to Form 8-K, and a copy of the Director Change of Control Agreement entered into by director Dr. Matthew Geller was filed with the SEC on March 31, 2009 as an exhibit to Form 10-K. The foregoing descriptions of the Director Change of Control Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Currently, all stock options held by the directors who are party to the Director Change of Control Agreements have fully vested in accordance with the terms of their respective grants. Additionally, on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants. Since such date, the Company has not granted any new options to, among others, the directors who are a party to the Directors Change of Control Agreements.

Compensation Committee Interlocks and Insider Participation

During 2011, the members of the Compensation Committee were Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Morgan serves as the Chair of the Compensation Committee. No member of the Compensation Committee was at any time during 2011, or formerly, an officer or employee of the Company or the Company’s subsidiary, and no member of the Compensation Committee had any relationship with the Company during 2011 requiring disclosure under Item 404 of Regulation S-K.

During 2011, Thomas L. Wegman served on the Board. He, however, did not serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who served as a member of our Board or Compensation Committee during 2011.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports.

The Board is divided into three classes with only one class of directors being elected in each year. The term of office of the first class of directors, presently consisting of Thomas L. Wegman, Dr. Paul Gitman and Dr. Matthew Geller will expire at the annual meeting for the year 2012; the term of office of the second class of directors, presently consisting of Henry Morgan, Michael Schamroth and George Gould, is scheduled to expire on the date of the 2013 Annual Meeting; and the third class of directors, consisting of Toby Wegman and Dr. Mark Wegman, is scheduled to expire at the annual meeting for the year 2014. All directors will hold office for a term of three years or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. Dr. Geller, who is currently serving as a director in the first class of directors, has requested that he not be nominated to stand for re-election to the Board in light of the growing time commitments to his other business interests. In accordance with his wishes, the Board did not nominate Dr. Geller for re-election by the stockholders at the 2012 Annual Meeting. Effective at the 2012 Annual Meeting, the size of the Board will be reduced to seven directors, comprised of two directors in the first class, three directors in the second class and two directors in the third class.

The individuals who have been nominated for election to the Board at the 2012 Annual Meeting are set forth below. If, as a result of circumstances not now known or foreseen, any of the nominees are unavailable to serve as a nominee for the office of director at the time of the 2012 Annual Meeting, the holders of the proxies solicited by the Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. The two nominees for election as directors are uncontested.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Thomas L. Wegman	57	President/Director	1994
Dr. Paul Gitman	71	Director	1990

For information as to the shares of the Common Stock held by each of our nominees, see “Securities Ownership of Certain Beneficial Owners and Management,” above and for biographical summaries for each of our director nominees, see “Directors and Executive Officers” above.

There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Tabriztchi & Co., CPA, P.C. (“Tabriztchi”) to serve as the independent registered public accounting firm of the Company for the 2012 fiscal year. Our financial statements for the 2011, 2010 and 2009 fiscal years were audited and reported upon by Tabriztchi.

We are asking our Stockholders to ratify the selection of Tabriztchi as our independent registered accounting firm for the 2012 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Tabriztchi to our Stockholders for ratification as a matter of good corporate practice. In the event our Stockholders fail to ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified by our Stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the 2012 fiscal year if it determines that such change would be in the best interest of the Company and our Stockholders.

A representative of Tabriztchi will be present at the 2012 Annual Meeting either in person or by telephone. Such representative will have an opportunity to make a statement and, to the extent such representative desires to do so, respond to appropriate questions regarding the audited financial statements for the 2011 fiscal year.

The Board of Directors recommends a vote FOR ratification.

Fees

The following is a summary of the fees billed to the Company by Tabriztchi for professional services rendered for the fiscal years ended December 31, 2011 and 2010, respectively:

	2011	2010

Audit fees(1)	$70,625	$68,225

Audit-related fees(2)	16,175	725
Tax fees	-	-
All other fees	-	-
__________
(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for review of SEC comment letter and attendance at additional Audit Committee meetings during 2011 and 2010.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve (12) months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

STOCKHOLDER COMMUNICATIONS

The Company has a process for Stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be received by Thomas L. Wegman, President of the Company, and will be presented to the Board.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any Stockholder desiring to include a proposal in our proxy statement with respect to the 2013 annual meeting should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2012 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our bylaws, any Stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2013 annual meeting of Stockholders must submit a notice of the proposal including the information required by our bylaws to us between February 14, 2013 and March 16, 2013 or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2013 annual meeting of Stockholders is not held on Friday, June 14, 2013, under our bylaws, this notice must be provided not earlier than the 120th day prior to the 2012 annual meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2013 annual meeting or (b) the fifth day following the date on which notice of the date of the 2013 annual meeting is first mailed to Stockholders or otherwise publicly disclosed, whichever first occurs. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our bylaws will not be included. The submission of a Stockholder proposal does not guarantee that it will be included in the proxy statement.

All such proposals and notices should be directed to the Thomas L. Wegman, our President, at 35 Wilbur Street, Lynbrook, New York 11563.

OTHER MATTERS

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the 2012 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

April 30, 2012	By Order of the Board of Directors

/s/ Thomas L. Wegman
Thomas L. Wegman, President

APPENDIX

BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning this Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

The undersigned stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2012, and hereby constitutes and appoints Thomas L. Wegman and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held on June 15, 2012, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: [_]

Thomas L. Wegman – First Class – Term expires at 2015 Annual Meeting of Stockholders

Dr. Paul Gitman – First Class – Term expires at 2015 Annual Meeting of Stockholders

Withhold authority for the following:

[_]	Thomas L. Wegman

[_]	Dr. Paul Gitman

2.	Approve the ratification of the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year.

For	Against	Abstain
[_]	[_]	[_]

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2012 Annual Meeting, and any adjournment thereof.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 30, 2012 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of 2012 Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2012, and the 2011 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Name
Name (if joint)
Date _____________, 2012
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and our 2011 Annual Report on Form 10-K are available at http://otccorporatetransferservice.com/proxy_docs.

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